EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BIOADAPTIVES – LUNGFLUTE™ MARKETING AGREEMENT AND NEW PRODUCT

Co-Marketing Initiative; LungArmor Sales Program

Las Vegas, Nevada – November XX, 2021. BioAdaptives, Inc. (OTCMkts: BDPT) announced that it has entered into a Marketing Agreement with Acoustic Innovations LLC, the developer of the LungFlute™ OscPEP (Oscillating Positive Expiratory Pressure) medical device. The LungFlute™is an FDA-cleared medical device, with proven health benefits related to improved lung hygiene and function, as well as the facilitation of pulmonary disease diagnosis. The parties’ Agreement provides Bioadaptives with marketing rights for the LungFlute™ in the US and Canada as well as other countries where the device is registered and approved for sale. Currently, the LungFlute™ is supported by multiple clinical studies and is approved for sale in China, Australia, the EU, and and most of Asia.

The patented LungFlute™ creates low frequency acoustic energy that loosens sticky mucus secretions and stimulates the ciliary system to safely get rid of germs and other harmful substances trapped deep within the lungs.

Edward Jacobs M.D., CEO of Bioadaptives, Inc. states “. The LungFlute is regarded as an OscPEP device and is easy and safe for children and adults to use. Because of its proven diagnostic value to increase the production of critical sputum specimens, the LungFlute™ is positioned to play a central role in a major, $800,000, tuberculosis (TB) trial in Africa. We anticipate that the LungFlute™ will make a major contribution to the success of this trial by significantly increasing the number TB cases identified for treatment.

Bioadaptives intends to market the LungFlute™ device, redesignated as the LungCleanser™,along with its advanced anti-viral, anti-inflammatory PrimiLungs™ natural supplement formula as part of a new LungArmor™ package. The routine use of this combination is designed to promote healthier, stronger lungs and effortless, powerful breathing by improving lung hygiene and boosting lung Immune Defense.“ .

About BioAdaptives, Inc.

BioAdaptives, Inc. manufactures and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief, anti-viral activity and immune system defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best world-wide sources and utilize proprietary methods of enhancing the bioavailability of nutrients. The products for horses and dogs have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects, and pain relief, as well as providing improvements in appearance. Our current product line includes PrimiLungs™, PrimiCell® and PluriPain® for humans and Canine Regen®, Equine Regen® and Equine All-in-One™ for dogs and horses. Additional human products, to be introduced soon, are designed to aid memory, cognition and focus; assist in sleep and fatigue reduction; and improve overall emotional and physical wellness.

BioAdaptives’ common shares trade in the OTC market under the symbol BDPT. It has over 77,000 current shareholders. None of the statements about the Company’s products have been approved by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.”

Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse-edgar?company=bioadaptives&owner=exclude&action=getcompany

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

Investor Relations

BioAdaptives, Inc.

(702) 659-8829

info@bioadaptives.com

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